As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0118518

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
3120 Scott Blvd.
Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)
Amended and Restated 2001 Incentive Compensation Plan
(Full Title of the Plan)
Russell J. Knittel
Interim President and Chief Executive Officer
3120 Scott Blvd.
Santa Clara, California 95054
(408) 454-5100
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Jean E. Harris, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85016
(602) 445-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price	maximum aggregate	Amount of
to be registered	registered (1)	per share	offering price	registration fee
Common Stock, par value $.001	1,500,000 shares (2)	$28.59 (3)	$42,885,000.00(3)	$3,057.70

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Amended and Restated 2001 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock of Synaptics Incorporated (the “Registrant”).

(2)	Represents shares of Common Stock reserved for issuance upon exercise of stock options outstanding under the Amended and Restated 2001 Incentive Compensation Plan.

(3)
The offering price per share was estimated solely for the purposes of calculation of the registration fee in accordance with Rule 457(h) promulgated under the Securities Act, based upon the weighted average exercise price per share of outstanding but unexercised options.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Synaptics Incorporated hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (Nos. 333-81820, 333-99529, and 333-146145) as filed with the Securities and Exchange Commission on January 31, 2002, September 13, 2002, and September 18, 2007, respectively, except that “Item 3. Incorporation of Documents by Reference” is amended in its entirety to read as follows:
Item 3. Incorporation of Documents by Reference.
Synaptics Incorporated (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)
The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and
(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, (No. 000-49602) as filed with the Commission on January 24, 2002, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit
Number		Exhibit

5		Opinion of Greenberg Traurig, LLP
10.6	(b)	Form of grant agreement for Amended and Restated 2001 Incentive Compensation Plan (1)
10.6	(c)	Form of deferred stock award agreement for Amended and Restated 2001 Incentive Compensation Plan (2)
10.6	(d)	Amended and Restated 2001 Incentive Compensation Plan (as amended through January 23, 2007) (3)
23.1		Consent of KPMG LLP, independent registered public accounting firm
23.2		Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24		Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602) for the quarter ended December 28, 2002, as filed with the Commission on February 6, 2003.

(2)	Incorporated by reference to the Registrant’s Form 10-K for the fiscal year ended June 24, 2006, as filed with the Commission on September 7, 2006.

(3)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602) for the quarter ended September 29, 2007, as filed with the Commission on November 8, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 5, 2010.

SYNAPTICS INCORPORATED
By:	/s/ Russell J. Knittel
Russell J. Knittel
Interim President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Russell J. Knittel and Kathleen A. Bayless and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Russell J. Knittel Russell J. Knittel	Interim President, Chief Executive Officer, and Director (Principal Executive Officer)	November 5, 2010

/s/ Kathleen A. Bayless Kathleen A. Bayless	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	November 5, 2010

/s/ Francis F. Lee	Chairman of the Board	November 5, 2010
Francis F. Lee

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	November 5, 2010

/s/ Nelson C. Chan Nelson C. Chan	Director	November 5, 2010

/s/ Keith B. Geeslin Keith B. Geeslin	Director	November 5, 2010

Richard L. Sanquini	Director

James L. Whims	Director

EXHIBIT INDEX

Exhibit
Number		Exhibit

5		Opinion of Greenberg Traurig, LLP
10.6	(b)	Form of grant agreement for Amended and Restated 2001 Incentive Compensation Plan (1)
10.6	(c)	Form of deferred stock award agreement for Amended and Restated 2001 Incentive Compensation Plan (2)
10.6	(d)	Amended and Restated 2001 Incentive Compensation Plan (as amended through January 23, 2007) (3)
23.1		Consent of KPMG LLP, independent registered public accounting firm
23.2		Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24		Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602) for the quarter ended December 28, 2002, as filed with the Commission on February 6, 2003.

(2)	Incorporated by reference to the Registrant’s Form 10-K for the fiscal year ended June 24, 2006, as filed with the Commission on September 7, 2006.

(3)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602) for the quarter ended September 29, 2007, as filed with the Commission on November 8, 2007.